Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports fourth quarter and full year fiscal 2022 results

•	Extended track record of delivering on all financial targets

•	Fourth quarter organic NSR growth in the design business reached the highest level in more than a decade

•	Design backlog increased by 8% on a constant-currency basis driven by record full year wins; the pipeline of opportunities remains at an all-time high

•	Expect organic NSR growth to further accelerate in fiscal 2023 with continued margin expansion and strong earnings growth

•	Reiterated long-term fiscal 2024 financial targets driven by accelerating growth and operational outperformance; increased fiscal 2024 return on invested capital (ROIC) target

DALLAS (November 14, 2022) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported fourth quarter and full year fiscal 2022 results.

	Fourth Quarter Fiscal 2022					Full Year Fiscal 2022
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change		As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,426	--	2%	--		$13,148	--	(1)%	--
Net Service Revenue (NSR)[2]	--	$1,589	--	7%		--	$6,311	--	5%
Operating Income	$184	$207	8%	9%		$647	$773	3%	10%
Segment Operating Margin[3] (NSR)	--	14.6%	--	(30	) bps	--	14.2%	--	+40	bps
Net Income	$115	$126	21%	6%		$389	$495	32%	17%
EPS (Fully Diluted)	$0.82	$0.89	26%	10%		$2.73	$3.47	39%	23%
EBITDA[4]	--	$241	--	7%		--	$900	--	9%
Operating Cash Flow	$316	--	(1)%	--		$714	--	1%	--
Free Cash Flow[5]	--	$257	--	(14)%		--	$586	--	0%

Fiscal 2023 Financial Guidance

•	AECOM expects to deliver another year of record profitability for the Professional Services business with accelerating NSR growth, margin expansion, and strong per share profit growth including:

–	Organic NSR[2] growth accelerating to approximately 8%; actual NSR growth, which incorporates the impact of the strong U.S. dollar, is forecasted to increase by approximately 4%.

–	An adjusted[1] operating margin of approximately 14.6%, a 40 basis point increase from the prior year, which includes strong underlying performance, an estimated 10 to 20 basis point impact from foreign exchange rate translation, and ongoing investments in growth.

–	Adjusted[1] EBITDA[4] of between $935 million and $975 million, an increase of 10% on a constant-currency basis at the mid-point.

–	Adjusted[1] EPS of between $3.55 and $3.75, an increase of 10% on a constant-currency basis at the mid-point, which does not include expected incremental share repurchases.

–	Excluding changes in foreign exchange rates since the start of fiscal 2022, fiscal 2023 adjusted[1] EBITDA[4] guidance would have exceeded $1 billion at the mid-point, which is ahead of the performance contemplated in the Company’s fiscal 2024 financial targets driven by accelerating NSR growth and strong profitability.

•	Other assumptions incorporated into guidance:

–	An average fully diluted share count of 141 million, which reflects only shares repurchased to-date, though the Company intends to continue repurchasing stock that would provide a benefit to per share earnings.

–	An effective tax rate of between 24% and 26%.

•	The Company expects free cash flow[5] of between $475 million and $675 million, reflecting continued strong underlying cash conversion within the Professional Services business.

–	The stronger U.S. dollar equates to an approximately $25 million year-over-year headwind to free cash flow.

Long-Term Fiscal 2024 Financial Targets, Including Increased ROIC Target

•	AECOM is on track to deliver on its long-term fiscal 2024 financial targets, including adjusted[1] EPS of $4.75+ and a 15% segment adjusted[1] operating margin[3].

•	Underpinning this guidance is operational outperformance to date, including accelerating organic NSR growth and continued margin expansion.

•	Additionally, the Company is increasing its fiscal 2024 return on invested capital[6] target to 17% from 15%, which reflects strong margin performance and working capital management.

•	Importantly, the Company is more profitable than ever with an expanded long-term earnings power, reflecting the benefits of its Think and Act Globally strategy and strong business execution.

Fourth Quarter and Full Year Fiscal 2022 Highlights

•	Fourth quarter revenue increased 2% to $3.4 billion, operating income increased 8% to $184 million, the operating margin increased 30 basis points to 5.4%, net income increased 21% to $115 million and diluted earnings per share increased 26% to $0.82.

•	Fourth quarter NSR[2] growth in the design business, which accounts for approximately 90% of NSR and adjusted EBITDA, accelerated to 9%, a high point for the year and the highest quarterly growth rate in more than a decade.

•	The segment adjusted[1] operating margin[3] was 14.6% in the fourth quarter, which contributed to a full year margin of 14.2%, which is a 40 basis point increase over the prior year and exceeded the Company’s guidance.

–	The Company continued to expand margins while investing in growth and despite the impacts from the stronger U.S. dollar.

•	Full year adjusted[1] EBITDA[4] increased by 9% and adjusted[1] EPS increased by 23%.

–	Adjusted for foreign exchange impacts to fiscal 2022 results as compared to initial guidance, adjusted EBITDA and adjusted EPS increased by 10% and 26%, respectively.

•	Total backlog in the design business increased by 8%[7], including a 1.2 book-to-burn ratio[8] in the Americas design business in the fourth quarter.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Fourth quarter operating cash flow of $316 million and free cash flow[5] of $257 million contributed to full year operating cash flow of $714 million and free cash flow of $586 million, which resulted in achieving the Company’s free cash flow guidance for an eighth consecutive year.

•	The Company’s capital allocation policy is built on deploying capital to the highest returning opportunities, including investments in organic growth and the continued intent to return substantially all available cash flow to stockholders through share repurchases and dividends.

–	Returned nearly $500 million to stockholders in fiscal 2022 through share repurchases and dividends.

–	Capital returns over the past 12 months equate to approximately 5% of the Company’s current market capitalization.

–	Repurchased 16% of shares outstanding since the initiation of the repurchase program in September 2020.

•	The Company continues to benefit from a strong balance sheet that provides a competitive advantage, with approximately 80% of its debt fixed, swapped to fixed, or capped over the next several years and no bond maturities until 2027.

“We delivered another year of strong performance, expanded the earnings power of the company, furthered our competitive advantages, and won transformative projects that speak to our technical leadership and create increased visibility,” said Troy Rudd, AECOM’s chief executive officer. “Our performance is enabling us to invest in our teams like never before, including enhancing our healthcare program and expanding leadership development opportunities. Investing in our teams is critical to creating the best platform in the industry where our professionals can build meaningful careers. As we look ahead, our guidance reflects the strength of our backlog, driven by an all-time high win rate and a returns-focused approach to allocating resources. This is balanced against varied macroeconomic trends across our markets. Importantly, the long-term growth drivers for our business are well intact, and we have built an agile organization with a proven ability to grow through periods of uncertainty.”

“Through the realization of our Think and Act Globally strategy and as leaders in the high-value transportation, water, environment and green design markets, we are better positioned than ever to capitalize on multiple secular growth drivers that are positively impacting our markets,” said Lara Poloni, AECOM’s president. “These trends include a global infrastructure investment renaissance, growing demand for sustainability and resilience-related services, and post-COVID supply chain and resource adaptation. Our clients are prioritizing investments in these areas. Our earnings growth, record win rate and pipeline, and our backlog growth are a testament to our ability to deploy our industry-leading technical expertise at scale.”

“Our disciplined focus on high-returning organic growth, expanding margins and returning capital to our shareholders through repurchases and our quarterly dividend program are a reflection of our commitment to shareholder value creation,” said Gaurav Kapoor, AECOM’s chief financial officer. “Our balance sheet remains in a strong position and we delivered another year of cash flow above the mid-point of our guidance range. We will continue to benefit from a high degree of balance sheet and cash flow certainty, which furthers our competitive advantages.”

Business Segments

Americas

Revenue in the fourth quarter was $2.6 billion, a 1% increase from the prior year. Full year revenue was $9.9 billion, a 3% decline from the prior year.

NSR2 in the fourth quarter was $947 million, a 4% increase from the prior year, led by 5% growth in the design business. This growth is the result of a continued record high win rate and strong execution against a near-record backlog. Full year NSR was $3.7 billion, a 3% increase from the prior year. The fourth quarter adjusted operating margin on NSR was 18.4%.

Fourth quarter operating income declined by 5% over the prior year to $169 million. On an adjusted1 basis, operating income declined by 5% to $174 million. For the full year, operating income was $654 million, a 2% increase over the prior year, and on adjusted basis, increased by 2% to $671 million. The full year adjusted operating margin on NSR of 18.1% reflected strong underlying execution and included ongoing investments in organic growth to capitalize on a record high pipeline of opportunities.

International

Revenue in the fourth quarter was $807 million, a 5% increase from the prior year. Full year revenue was $3.2 billion, a 3% increase from the prior year.

NSR2 in the fourth quarter was $641 million, a 13% increase from the prior year, reflecting continued growth in the Company’s largest and most profitable markets driven by a strong backlog and continued pipeline growth. Full year NSR was $2.6 billion, an 8% increase from the prior year. The fourth quarter adjusted operating margin was 9%.

Fourth quarter operating income increased by 32% over the prior year to $58 million. On an adjusted basis1, operating income increased by 26% to $58 million. The fourth quarter adjusted operating margin on NSR2 increased by 160 basis points over the prior year to 9.0%. The Company is on track with its goal of delivering a double-digit margin in the International segment. Full year operating income increased by 25% to $221 million and, on an adjusted basis, increased by 22% to $223 million. The full year adjusted operating margin on NSR2 increased by 130 basis points over the prior year to 8.6%.

AECOM Capital

Revenue in the fourth quarter was $0.4 million and operating income was $12.0 million. Revenue in the full year was $2.2 million and operating income was $14.0 million, which was ahead of the Company’s expectations. The Company expects a $5 million to $10 million earnings contribution from AECOM Capital in fiscal 2023.

Balance Sheet

As of September 30, 2022, AECOM had $1.2 billion of total cash and cash equivalents, $2.2 billion of total debt and $1.1 billion of net debt (total debt less cash and cash equivalents). Net leverage9 was 1.1x.

Tax Rate

The effective tax rate was 21.4% in the fourth quarter and 24.7% in the full year. On an adjusted1 basis, the effective tax rate was 27.3% and 24.5% in the full year. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income.10 The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call today at noon Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment.

6 Return on invested capital, or ROIC, reflects continuing operations and is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and adjusted interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

7 On a constant-currency basis.

8 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

9 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

10 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical and digital expertise, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.1 billion in fiscal year 2022. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the COVID-19 coronavirus pandemic, economic instability and market volatility, including the reaction of governments, such as including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the expected benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any contingent purchase price adjustments from those transactions could be unfavorable and result in lower aggregate cash proceeds and any future proceeds owed to us under those transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Sept 30, 2021	Sept 30, 2022	% Change	Sept 30, 2021	Sept 30, 2022	% Change
Revenue	$3,353,767	$3,426,113	2.2%	$13,340,852	$13,148,182	(1.4)%
Cost of revenue	3,136,509	3,208,845	2.3%	12,542,431	12,300,208	(1.9)%
Gross profit	217,258	217,268	0.0%	798,421	847,974	6.2%
Equity in earnings of joint ventures	11,416	26,282	130.2%	35,044	53,640	53.1%
General and administrative expenses	(44,365)	(40,944)	(7.7)%	(155,072)	(147,309)	(5.0)%
Restructuring costs	(14,085)	(18,574)	31.9%	(48,840)	(107,501)	120.1%
Income from operations	170,224	184,032	8.1%	629,553	646,804	2.7%
Other income	5,791	3,635	(37.2)%	17,603	14,152	(19.6)%
Interest expense	(25,863)	(33,302)	28.8%	(238,352)	(110,274)	(53.7)%
Income from continuing operations before taxes	150,152	154,365	2.8%	408,804	550,682	34.7%
Income tax expense for continuing operations	46,200	32,967	(28.6)%	89,011	136,051	52.8%
Income from continuing operations	103,952	121,398	16.8%	319,793	414,631	29.7%
Income (loss) from discontinued operations	2,355	(8,395)	(456.5)%	(116,813)	(79,929)	(31.6)%
Net income	106,307	113,003	6.3%	202,980	334,702	64.9%

Net income attributable to noncontrolling interests from continuing operations	(8,949)	(5,986)	(33.1)%	(25,109)	(25,521)	1.6%
Net (income) loss attributable to noncontrolling interests from discontinued operations	(1,191)	(1,399)	17.5%	(4,686)	1,430	(130.5)%
Net (income) loss attributable to noncontrolling interests	(10,140)	(7,385)	(27.2)%	(29,795)	(24,091)	(19.1)%

Net income attributable to AECOM from continuing operations	95,003	115,412	21.5%	294,684	389,110	32.0%
Net income (loss) attributable to AECOM from discontinued operations	1,164	(9,794)	(941.4)%	(121,499)	(78,499)	(35.4)%
Net income attributable to AECOM	$96,167	$105,618	9.8%	$173,185	$310,611	79.4%

Net income (loss) attributable to AECOM per share:
Basic
Continuing operations	$0.66	$0.83	25.8%	$2.00	$2.76	38.0%
Discontinued operations	0.01	(0.07)	(800.0)%	(0.82)	(0.55)	(32.9)%
Basic earnings per share	$0.67	$0.76	13.4%	$1.18	$2.21	87.3%

Diluted
Continuing operations	$0.65	$0.82	26.2%	$1.97	$2.73	38.6%
Discontinued operations	0.01	(0.07)	(800.0)%	(0.81)	(0.55)	(32.1)%
Diluted earnings per share	$0.66	$0.75	13.6%	$1.16	$2.18	87.9%

Weighted average shares outstanding:
Basic	143,812	139,626	(2.9)%	147,279	140,768	(4.4)%
Diluted	146,581	141,344	(3.6)%	149,676	142,696	(4.7)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2021	September 30, 2022
Balance Sheet Information:
Total cash and cash equivalents	$1,229,196	$1,172,209
Accounts receivable and contract assets – net	3,988,522	3,723,111
Working capital	651,828	418,639
Total debt, excluding unamortized debt issuance costs	2,235,661	2,224,602
Total assets	11,733,954	11,139,315
Total AECOM stockholders’ equity	2,712,470	2,476,654

AECOM
Reportable Segments
(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended September 30, 2022
Revenue	$2,618,964	$806,724	$425	$-	$3,426,113
Cost of revenue	2,454,144	754,701	-	-	3,208,845
Gross profit	164,820	52,023	425	-	217,268
Equity in earnings of joint ventures	4,647	5,585	16,050	-	26,282
General and administrative expenses	-	-	(4,005)	(36,939)	(40,944)
Restructuring costs	-	-	-	(18,574)	(18,574)
Income from operations	$169,467	$57,608	$12,470	$(55,513)	$184,032

Gross profit as a % of revenue	6.3%	6.4%	-	-	6.3%

Three Months Ended September 30, 2021
Revenue	$2,582,233	$771,175	$359	$-	$3,353,767
Cost of revenue	2,407,903	728,606	-	-	3,136,509
Gross profit	174,330	42,569	359	-	217,258
Equity in earnings of joint ventures	3,819	1,044	6,553	-	11,416
General and administrative expenses	-	-	(5,342)	(39,023)	(44,365)
Restructuring costs	-	-	-	(14,085)	(14,085)
Income from operations	$178,149	$43,613	$1,570	$(53,108)	$170,224

Gross profit as a % of revenue	6.8%	5.5%	-	-	6.5%

Twelve Months Ended September 30, 2022
Revenue	$9,939,333	$3,206,625	$2,224	$-	$13,148,182
Cost of revenue	9,299,436	3,000,772	-	-	12,300,208
Gross profit	639,897	205,853	2,224	-	847,974
Equity in earnings of joint ventures	13,871	15,313	24,456	-	53,640
General and administrative expenses	-	-	(12,649)	(134,660)	(147,309)
Restructuring costs	-	-	-	(107,501)	(107,501)
Income from operations	$653,768	$221,166	$14,031	$(242,161)	$646,804

Gross profit as a % of revenue	6.4%	6.4%	-	-	6.4%

Contracted backlog	$17,507,944	$3,855,488	$-	$-	$21,363,432
Awarded backlog	17,355,035	1,215,786	-	-	18,570,821
Unconsolidated JV backlog	249,492	-	-	-	249,492
Total backlog	$35,112,471	$5,071,274	$-	$-	$40,183,745

Total backlog – Design only	$13,954,382	$5,071,274	$-	$-	$19,025,656

Twelve Months Ended September 30, 2021
Revenue	$10,226,287	$3,112,566	$1,999	$-	$13,340,852
Cost of revenue	9,594,675	2,947,756	-	-	12,542,431
Gross profit	631,612	164,810	1,999	-	798,421
Equity in earnings of joint ventures	11,443	12,192	11,409	-	35,044
General and administrative expenses	-	-	(11,112)	(143,960)	(155,072)
Restructuring costs	-	-	-	(48,840)	(48,840)
Income from operations	$643,055	$177,002	$2,296	$(192,800)	$629,553

Gross profit as a % of revenue	6.2%	5.3%	-	-	6.0%

Contracted backlog	$19,085,092	$4,019,846	$-	$-	$23,104,938
Awarded backlog	14,036,004	1,189,016	-	-	15,225,020
Unconsolidated JV backlog	248,098	-	-	-	248,098
Total backlog	$33,369,194	$5,208,862	$-	$-	$38,578,056

Total backlog – Design only	$12,907,085	$5,208,862	$-	$-	$18,115,947

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022
Americas
Revenue	$2,582.2	$2,457.0	$2,618.9	$10,226.3	$9,939.3
Less: Pass-through revenue	1,662.4	1,530.7	1,671.4	6,629.4	6,228.2
Net service revenue	$919.8	$926.3	$947.5	$3,596.9	$3,711.1

International
Revenue	$771.2	$784.2	$806.8	$3,112.6	$3,206.7
Less: Pass-through revenue	152.3	146.4	165.3	603.1	609.0
Net service revenue	$618.9	$637.8	$641.5	$2,509.5	$2,597.7

Segment Performance (excludes ACAP)
Revenue	$3,353.4	$3,241.2	$3,425.7	$13,338.9	$13,146.0
Less: Pass-through revenue	1,814.7	1,677.1	1,836.7	7,232.5	6,837.2
Net service revenue	$1,538.7	$1,564.1	$1,589.0	$6,106.4	$6,308.8

Consolidated
Revenue	$3,353.8	$3,241.7	$3,426.1	$13,340.9	$13,148.2
Less: Pass-through revenue	1,814.7	1,677.1	1,836.7	7,232.5	6,837.2
Net service revenue	$1,539.1	$1,564.6	$1,589.4	$6,108.4	$6,311.0

Reconciliation of Total Debt to Net Debt

	Balances at:
	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022
Short-term debt	$4.4	$2.3	$5.0
Current portion of long-term debt	49.5	42.3	43.6
Long-term debt, excluding unamortized debt issuance costs	2,181.8	2,182.8	2,176.0
Total debt	2,235.7	2,227.4	2,224.6
Less: Total cash and cash equivalents	1,229.2	1,010.7	1,172.2
Net debt	$1,006.5	$1,216.7	$1,052.4

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022
Net cash provided by operating activities	$318.1	$204.9	$315.6	$704.7	$713.7
Capital expenditures, net	(19.1)	(22.0)	(58.2)	(121.5)	(128.1)
Free cash flow	$299.0	$182.9	$257.4	$583.2	$585.6

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022
Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$170.3	$183.0	$184.0	$629.6	$646.8
Restructuring costs	14.0	12.3	18.5	48.8	107.5
Amortization of intangible assets	6.7	4.7	4.7	22.6	18.9
Adjusted income from operations	$191.0	$200.0	$207.2	$701.0	$773.2

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before taxes	$150.1	$159.9	$154.4	$408.8	$550.7
Restructuring costs	14.0	12.3	18.5	48.8	107.5
Amortization of intangible assets	6.7	4.7	4.7	22.6	18.9
Prepayment premium on debt	-	-	-	117.5	-
Financing charges in interest expense	1.3	1.2	1.3	11.4	4.9
Adjusted income from continuing operations before taxes	$172.1	$178.1	$178.9	$609.1	$682.0

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense for continuing operations	$46.1	$44.5	$33.0	$89.0	$136.1
Tax effect of the above adjustments*	6.0	4.6	7.2	50.6	25.2
Valuation allowances and other tax only items	(7.3)	(1.6)	6.9	22.0	(0.4)
Adjusted income tax expense for continuing operations	$44.8	$47.5	$47.1	$161.6	$160.9

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(8.9)	$(8.5)	$(6.0)	$(25.1)	$(25.5)
Amortization of intangible assets included in NCI, net of tax	(0.2)	(0.1)	(0.1)	(0.6)	(0.5)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(9.1)	$(8.6)	$(6.1)	$(25.7)	$(26.0)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income attributable to AECOM from continuing operations	$95.1	$106.9	$115.4	$294.7	$389.1
Restructuring costs	14.0	12.3	18.5	48.8	107.5
Amortization of intangible assets	6.7	4.7	4.7	22.6	18.9
Prepayment premium on debt	-	-	-	117.5	-
Financing charges in interest expense	1.3	1.2	1.3	11.4	4.9
Tax effect of the above adjustments*	(6.0)	(4.6)	(7.2)	(50.6)	(25.2)
Valuation allowances and other tax only items	7.3	1.6	(6.9)	(22.0)	0.4
Amortization of intangible assets included in NCI, net of tax	(0.2)	(0.1)	(0.1)	(0.6)	(0.5)
Adjusted net income attributable to AECOM from continuing operations	$118.2	$122.0	$125.7	$421.8	$495.1

* Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations – per diluted share	$0.65	$0.75	$0.82	$1.97	$2.73
Per diluted share adjustments:
Restructuring costs	0.09	0.09	0.13	0.33	0.75
Amortization of intangible assets	0.05	0.03	0.03	0.15	0.13
Prepayment premium on debt	-	-	-	0.79	-
Financing charges in interest expense	0.01	0.01	0.01	0.08	0.03
Tax effect of the above adjustments*	(0.04)	(0.03)	(0.05)	(0.35)	(0.17)
Valuation allowances and other tax only items	0.05	0.01	(0.05)	(0.15)	-
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.81	$0.86	$0.89	$2.82	$3.47
Weighted average shares outstanding – basic	143.8	140.6	139.6	147.3	140.8
Weighted average shares outstanding – diluted	146.6	142.2	141.3	149.7	142.7

* Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations
Net income attributable to AECOM from continuing operations	$95.1	$106.9	$115.4	$294.7	$389.1
Income tax expense	46.1	44.5	33.0	89.0	136.1
Depreciation and amortization	46.9	41.3	44.1	176.9	170.2
Interest income[2]	(2.0)	(2.8)	(2.3)	(6.7)	(8.2)
Interest expense	25.8	27.4	33.3	238.3	110.3
Amortized bank fees included in interest expense	(1.2)	(1.2)	(1.2)	(11.4)	(4.8)
EBITDA	$210.7	$216.1	$222.3	$780.8	$792.7
Restructuring costs	14.1	12.3	18.6	48.9	107.6
Adjusted EBITDA	$224.8	$228.4	$240.9	$829.7	$900.3
Other income	(5.8)	(4.3)	(3.7)	(17.6)	(14.2)
Depreciation[1]	(39.1)	(35.5)	(38.3)	(143.4)	(146.9)
Interest income[2]	2.0	2.8	2.2	6.7	8.1
Noncontrolling interests in income of consolidated subsidiaries, net of tax	8.9	8.5	6.0	25.0	25.5
Amortization of intangible assets included in NCI, net of tax	0.2	0.1	0.1	0.6	0.4
Adjusted income from operations	$191.0	$200.0	$207.2	$701.0	$773.2

1 Excludes depreciation from discontinued operations

2 Included in other income

AECOM Regulation G Information (in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2021	Jun 30, 2022	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$178.1	$167.5	$169.5	$643.0	$653.8
Amortization of intangible assets	4.4	4.3	4.4	17.4	17.4
Adjusted income from operations	$182.5	$171.8	$173.9	$660.4	$671.2

International Segment:
Income from operations	$43.6	$55.8	$57.6	$177.0	$221.2
Amortization of intangible assets	2.3	0.3	0.3	5.2	1.4
Adjusted income from operations	$45.9	$56.1	$57.9	$182.2	$222.6

Segment Performance (excludes ACAP):
Income from operations	$221.7	$223.3	$227.1	$820.0	$875.0
Amortization of intangible assets	6.7	4.6	4.7	22.6	18.8
Adjusted income from operations	$228.4	$227.9	$231.8	$842.6	$893.8

FY2023 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2023
GAAP EPS Guidance	$3.21 to $3.47
Adjusted EPS excludes:
Amortization of intangible assets	$0.12
Amortization of deferred financing fees	$0.04
Restructuring expenses	$0.28 to $0.21
Tax effect of the above items	($0.11) to ($0.09)
Adjusted EPS Guidance	$3.55 to $3.75

FY2023 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP net income attributable to AECOM from continuing operations guidance*	$453 to $490
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$17
Amortization of deferred financing fees	$5
Restructuring expenses	$40 to $30
Tax effect of the above items	($15) to ($13)
Adjusted net income attributable to AECOM from continuing operations	$500 to $529
Adjusted EBITDA excludes:
Depreciation	$152
Adjusted interest expense, net	$120
Tax expense, including tax effect of above items	$163 to $174
Adjusted EBITDA Guidance	$935 to $975

* Calculated based on the mid-point of AECOM’s fiscal year 2023 EPS guidance

AECOM
Regulation G Information

FY2023 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP Interest Expense Guidance	$135
Finance charges in interest expense	($5)
Interest income	($10)
Adjusted Net Interest Expense Guidance	$120

FY2023 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP Income tax expense	$148 to $161
Tax effect of adjusting items	$15 to $13
Adjusted income tax expense	$163 to $174

FY2023 GAAP Operating Cash Flow Guidance based on Free Cash Flow Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
Operating cash flow guidance	$575 to $775
Capital expenditures, net of proceeds from equipment disposals	($100)
Free cash flow guidance	$475 to $675

FY2023 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance

(all figures approximate)	Fiscal Year End 2023
Income from operations as a % of revenue	5.6%
Pass-through revenues	7.8%
Amortization of intangible assets	0.1%
AECOM Capital income from operations	(0.1)%
Corporate net expense	1.0%
Restructuring expenses	0.2%
Segment adjusted operating income as a % of net service revenue	14.6%

Note: Variances in tables are due to rounding.